Exhibit 10.2

TENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) entered into as of this _16th_ day of March , 2021 is by and among MANITEX INTERNATIONAL, INC., a Michigan corporation (“Manitex International”), MANITEX, INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), and MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, and Crane and Machinery Leasing, collectively, the “Borrowers”), CIBC BANK, USA, formerly known as The PrivateBank and Trust Company (in its individual capacity, “CIBC Bank”), as administrative agent and sole lead arranger (in such capacity, “Administrative Agent”), and the lenders party thereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, Administrative Agent, Lenders, and Borrowers are party to that certain Loan and Security Agreement dated as of July 20, 2016, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 4, 2016, that certain Consent and Second Amendment to Loan and Security Agreement dated as of September 30, 2016, that certain Third Amendment to Loan and Security Agreement dated as of November 8, 2016, that certain Fourth Amendment to Loan and Security Agreement dated as of February 10, 2017, that certain Fifth Amendment to Loan and Security Agreement dated as of April 26, 2017, that certain Sixth Amendment to Loan and Security Agreement dated as of March 9, 2018, that certain Seventh Amendment to Loan and Security Agreement dated as of July 23, 2018, that certain Eighth Amendment to Loan and Security Agreement dated as of September 30, 2019 and that certain Ninth Amendment to Loan and Security Agreement dated as of December 22, 2020 (as amended hereby and as the same may be from time to time further amended, supplemented or otherwise modified, the “Agreement”); and

WHEREAS, Administrative Agent, Lenders and Borrowers desire to enter into this Amendment to, among other items, amend the Agreement in accordance with the terms herein.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

Section 1Incorporation of the Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the

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Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

Section 2Amendment of the Agreement.

(a)The definition of the term “LIBOR Rate” appearing in Section 1.1 of the Agreement is hereby amended and restated to read as follows:

LIBOR Rate shall mean a rate of interest equal to the greater of (a)(i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period, as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Administrative Agent in its sole discretion), divided by (ii)  a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as the LIBOR Rate is otherwise determined by Administrative Agent in its sole and absolute discretion; and (b)(i) on any LIBOR Loans subject to a Conforming Hedging Agreement, 0.00% per annum, and (ii) on any LIBOR Loans not subject to a Conforming Hedging Agreement (as defined below), 0.50% (as applicable in this clause (b), the “LIBOR Floor”); provided, that to the extent that only a portion of LIBOR Loans are subject to a Conforming Hedging Agreement, for purposes of determining the LIBOR Floor, LIBOR Loans will be deemed advanced first against the portion of LIBOR Loans subject to such Conforming Hedging Agreement. For purposes herein, a “Conforming Hedging Agreement” shall mean a Hedging Agreement maintained by Borrowers for interest rate protection with respect to LIBOR Loans on terms and conditions (including requirements that the intended swap counterparty maintains a credit-worthiness satisfactory to Administrative Agent) and subject to documentation satisfactory to Administrative Agent, which Hedging Agreement may not be amended without the consent of Administrative Agent and may not be terminated by Borrowers without three (3) Business Days’ prior written notice to Administrative Agent.  Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period.

Section 3Delivery of Documents.  The following documents and other items shall be delivered concurrently with this Amendment:

(i)this Amendment; and

(ii)such other documents and certificates as Administrative Agent shall reasonably request.

Section 4Representations, Covenants and Warranties; No Default.  Borrowers hereby represent and warrant to Administrative Agent as of the date hereof as follows:

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(a)The execution and delivery of this Amendment and the performance by Borrowers of their obligations hereunder are within Borrowers’ powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the organizational documents of Borrowers;

(b)The Agreement (as amended by this Amendment) and the other Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms by Administrative Agent against Borrowers, and Borrowers expressly reaffirm and confirm each of their obligations under the Agreement (as amended by this Amendment) and each of the other Loan Documents.  Borrowers further expressly acknowledge and agree that Administrative Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement.  Borrowers agree that they shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the other Loan Documents or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Administrative Agent’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

(c)No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment;

(d)The execution, delivery and performance of this Amendment by Borrowers does not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrowers and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrowers pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which any Borrower is a party or is subject or by which any Borrower or any of its real or personal property may be bound; and

(e)The representations, covenants and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by Borrowers, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment.  No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

Section 5Fees and Expenses.  The Borrowers agree to pay on demand all costs and expenses of or incurred by Administrative Agent, including, but not limited to, legal fees and expenses, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

Section 6Effectuation.  The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment

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and without any further action required by the parties hereto.  There are no conditions precedent or subsequent to the effectiveness of this Amendment.

Section 7Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  A facsimile or other electronic signature to this Amendment shall be deemed an original signature hereunder.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Tenth Amendment to Loan and Security Agreement as of the date first above written.

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation
MANITEX, INC., a Texas corporation
MANITEX SABRE, INC., a Michigan corporation
BADGER EQUIPMENT COMPANY, a Minnesota corporation
CRANE AND MACHINERY, INC., an Illinois corporation
CRANE AND MACHINERY LEASING, INC., an Illinois corporation
MANITEX, LLC, a Delaware limited liability company

By:	/s/ JOSEPH DOOLAN
Title:	Chief Financial Officer

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Signature Page to Tenth Amendment to Loan and Security Agreement

ADMINISTRATIVE AGENT	CIBC BANK, USA, as Administrative Agent
AND LENDER:	and a Lender

By:	/s/ TODD BERNIER
Todd Bernier, Managing Director

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